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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 2005, except as to Note 13 as to which the date is September     , 2005, in the Registration Statement (Amendment No. 4 to Form S-1 No. 333-121646) and related Prospectus of Sunesis Pharmaceuticals, Inc. for the registration of 6,900,000 shares of its common stock.

Ernst & Young LLP

San Jose, California

The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in Note 13 to the financial statements.

/s/ Ernst & Young LLP

San Jose, California
August 31, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm